Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS FOURTH QUARTER 2020 RESULTS

QUARTERLY BASIC EARNINGS PER SHARE OF $0.58 VS $0.32, UP 81.3%

FISCAL YEAR 2020 ANNUAL RESULTS REACH ALL-TIME RECORD

PLANO, Texas, March 8, 2021 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2020, which were in line with the preliminary results announced on January 22, 2021.

“Green Brick’s robust growth and financial success reached new highs this year,” said Jim Brickman, Chief Executive Officer. “The Company achieved a record diluted EPS of $2.24, up 93% year over year, representing a 34% compounded annual growth rate from our FY 2015 results. Demand for our homes has been tremendous at all price points and continues to climb with net new orders in January and February 2021 up 80% year over year, well above the 63% year over year increase seen in the last half of 2020.”

“Thanks to our significant investment in land and lots this past year, our lots owned and controlled reached a record 14,468 lots, up 58% from just six months ago. This growth was accomplished despite a record 1,004 construction starts in the fourth quarter of 2020, a 99% increase over the fourth quarter of 2019. With both our construction and lot inventories entering 2021 at record levels, we fully expect to build upon our tremendous progress over this past year and continue our rapid growth trajectory into 2021.”

Results for the Year Ended December 31, 2020:
For the twelve months ended December 31, 2020, basic net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, net income attributable to Green Brick, and backlog reflect a record for any twelve-month period since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,
	2020	2019	Increase
Net new home orders	2,885	1,923	50.0%
New homes delivered	2,208	1,719	28.4%

Total revenues	$976,021	$791,660	23.3%
Total cost of revenues	741,417	622,578	19.1%
Total gross profit	$234,604	$169,082	38.8%
Net income attributable to Green Brick Partners, Inc.	$113,693	$58,656	93.8%
Basic net income attributable to Green Brick Partners, Inc. per share	$2.25	$1.16	94.0%

Residential units revenue	$930,176	$759,830	22.4%
Homebuilding gross margin percentage	24.2%	21.4%	280 bps

Backlog	$686,861	$346,828	98.0%
Lots owned and controlled	14,468	8,976	61.2%
Homes under construction	1,780	1,297	37.2%
Average active selling communities	96	86	11.6%
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	19.5%	11.8%	770 bps

Results for the Fourth Quarter Ended December 31, 2020:

Highlights for the three months ended December 31, 2020 included the following:

•EPS for the three months ended December 31, 2020 was $0.58, a 81.3% increase compared to EPS of $0.32 for the three months ended December 31, 2019.

•Net income attributable to Green Brick was $29.3 million, an increase of 84.1% from $15.9 million.

•As compared to the three months ended December 31, 2019, total revenues were $254.1 million, an increase of 10.4% from $230.1 million; and gross profit was $63.9 million, an increase of 31.1% from $48.7 million.

•Residential units revenue was $246.4 million, an increase of 10.4% compared to $223.3 million for the three months ended December 31, 2019. Land and lots revenue was $7.7 million, an increase of 11.8% compared to $6.9 million for the three months ended December 31, 2019.

“The strong operating results and financial success this year would not have been possible without access to reliable and cost-effective capital,” said Rick Costello, Chief Financial Officer. “I am pleased to announce Green Brick has issued an additional $125 million in senior unsecured notes as of February 25, 2021. These notes will be due in 2028 at a fixed rate of 3.25%. With this expansion of our working capital, Green Brick has clearly demonstrated its capacity to grow its business with low-cost debt which is priced comparably to that of our low-leveraged large-cap peers, all while maintaining one of the lowest debt to capital ratios in the industry at 25.6%.”

Mr. Costello continued, “During the fourth quarter of 2020 and continuing into March 2021, we have raised home prices more aggressively to further increase margins and attempt to slow down our sales pace. The Company intends for this increase in pricing to lead to lower new order levels, but higher profits, prospectively.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus (“COVID-19”) pandemic and the impact of governmental actions taken to combat the pandemic. After an initial decline in orders and construction at the onset of the crisis, orders have subsequently achieved all-time highs due to historically low mortgage interest rates, the participation in home ownership in increasing amounts by the millennial generation, the desire of renters to leave high density living conditions, and the relative strength of the markets in which we operate. It has been difficult to keep up with demand. As construction follows orders, we expect closings to grow substantially beginning in the second quarter of 2021.

More disclosures related to the COVID-19 pandemic can be found in our Annual Report on Form 10-K for the year ended December 31, 2020 that will be filed with the Securities and Exchange Commission.

Share Repurchase Program

The Company also announced that the Board of Directors has authorized a new $50 million stock repurchase plan. This plan authorizes the Company to purchase, from time to time, until March 1, 2023, up to $50 million of our outstanding common stock through open market repurchases in compliance with Rule 10b-18 under the Exchange Act and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. Shares repurchased will be retired. The plan may be modified or terminated by the Company’s Board of Directors at any time in its sole discretion.

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2020 at 12:00 p.m. Eastern Time on Tuesday, March 9, 2021. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 5479336. A replay of the call will be available from approximately 2:45 p.m. Eastern Time on March 9, 2021 through 11:59 p.m. Eastern Time on March 23, 2021. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 5479336.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reclassifications:
Certain prior period amounts have been reclassified to conform to the current period presentation with no impact to net income in any period.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Residential units revenue	$246,437	$223,270	$930,176	$759,830
Land and lots revenue	7,663	6,852	45,845	31,830
Total revenues	254,100	230,122	976,021	791,660
Cost of residential units	184,534	176,221	705,866	597,884
Cost of land and lots	5,712	5,191	35,551	24,694
Total cost of revenues	190,246	181,412	741,417	622,578
Total gross profit	63,854	48,710	234,604	169,082
Selling, general and administrative expenses	(30,416)	(27,191)	(112,134)	(97,775)
Change in fair value of contingent consideration	(158)	(3,157)	(368)	(4,906)
Equity in income of unconsolidated entities	3,616	2,244	16,654	9,809
Other income, net	1,053	1,976	4,057	8,119
Income before income taxes	37,949	22,582	142,813	84,329
Income tax expense	7,659	5,034	25,016	20,027
Net income	30,290	17,548	117,797	64,302
Less: Net income attributable to noncontrolling interests	980	1,628	4,104	5,646
Net income attributable to Green Brick Partners, Inc.	$29,310	$15,920	$113,693	$58,656

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.58	$0.32	$2.25	$1.16
Diluted	$0.58	$0.31	$2.24	$1.16
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,617	50,429	50,568	50,530
Diluted	50,967	50,619	50,795	50,636

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$19,479	$33,269
Restricted cash	14,156	4,416
Receivables	5,224	4,720
Inventory	844,635	753,567
Investments in unconsolidated entities	46,443	30,294
Right-of-use assets - operating leases	2,538	3,462
Property and equipment, net	3,595	4,309
Earnest money deposits	22,242	14,686
Deferred income tax assets, net	15,376	15,262
Intangible assets, net	622	707
Goodwill	680	680
Other assets	13,857	10,167
Total assets	$988,847	$875,539
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$24,521	$30,044
Accrued expenses	40,416	24,656
Customer and builder deposits	38,131	23,954
Lease liabilities - operating leases	2,591	3,564
Borrowings on lines of credit, net	106,687	164,642
Senior unsecured notes, net	111,056	73,406
Notes payable	2,125	—
Contingent consideration	368	5,267
Total liabilities	325,895	325,533
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	13,543	13,611
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,053,858 and 50,879,949 issued and 50,661,919 and 50,488,010 outstanding as of December 31, 2020 and December 31, 2019, respectively	511	509
Treasury stock, at cost, 391,939 shares	(3,167)	(3,167)
Additional paid-in capital	293,242	290,799
Retained earnings	349,656	235,027
Total Green Brick Partners, Inc. stockholders’ equity	640,242	523,168
Noncontrolling interests	9,167	13,227
Total equity	649,409	536,395
Total liabilities and equity	$988,847	$875,539

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change	%	2020	2019	Change	%
Home closings revenue	$245,549	$223,270	$22,279	10.0%	$923,901	$752,273	$171,628	22.8%
Mechanic’s lien contracts revenue	888	—	888	100%	6,275	7,557	(1,282)	(17.0)%
Residential units revenue	$246,437	$223,270	$23,167	10.4%	$930,176	$759,830	$170,346	22.4%
New homes delivered	585	514	71	13.8%	2,208	1,719	489	28.4%
Average sales price of homes delivered	$419.7	$434.4	$(14.7)	(3.4)%	$418.4	$437.6	$(19.2)	(4.4)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change	%	2020	2019	Change	%
Lots revenue	$7,663	$6,852	$811	11.8%	$45,461	$31,820	$13,641	42.9%
Land revenue	—	—	—	—%	384	10	374	3,740.0%
Land and lots revenue	$7,663	$6,852	$811	11.8%	$45,845	$31,830	$14,015	44.0%
Lots closed	73	45	28	62.2%	375	211	164	77.7%
Average sales price of lots closed	$105.0	$152.3	$(47.3)	(31.1)%	$121.2	$150.8	$(29.6)	(19.6)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change	%	2020	2019	Change	%
Net new home orders	848	590	258	43.7%	2,885	1,923	962	50.0%
Cancellation rate	8.6%	10.6%	(2.0)%	(18.9)%	13.0%	12.9%	0.1%	0.8%
Absorption rate per average active selling community per quarter	8.3	6.6	1.7	25.8%	7.5	5.6	1.9	33.9%
Average active selling communities	102	90	12	13.3%	96	86	10	11.6%
Active selling communities at end of period	103	95	8	8.4%
Backlog	$686,861	$346,828	$340,033	98.0%
Backlog (units)	1,463	786	677	86.1%
Average sales price of backlog	$469.5	$441.3	$28.2	6.4%

	December 31, 2020	December 31, 2019
Lots owned
Central	6,823	4,223
Southeast	2,097	2,196
Total lots owned	8,920	6,419
Lots controlled (1)
Central	4,398	1,410
Southeast	1,150	1,147
Total lots controlled	5,548	2,557
Total lots owned and controlled (1)	14,468	8,976
Percentage of lots owned	61.7%	71.5%

(1)Total lots excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of December 31, 2020 and 2019.

	December 31, 2020	December 31, 2019
Total lots owned	8,920	6,419
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	740	431
Lots under option through unconsolidated development joint ventures	1,838	552
Total lots self-developed	11,498	7,402
Self-developed lots as a percentage of total lots owned and controlled	79.5%	82.5%

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and twelve months ended December 31, 2020 and 2019 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Residential units revenue	$246,437	$223,270	$930,176	$759,830
Less: Mechanic’s lien contracts revenue	(888)	—	(6,275)	(7,557)
Home closings revenue	$245,549	$223,270	$923,901	$752,273
Homebuilding gross margin	$61,680	$48,249	$223,130	$160,952
Homebuilding gross margin percentage	25.1%	21.6%	24.2%	21.4%

Homebuilding gross margin	61,680	48,249	223,130	160,952
Add back: Capitalized interest charged to cost of revenues	2,380	2,333	10,182	7,886
Adjusted homebuilding gross margin	64,060	$50,582	$233,312	$168,838
Adjusted homebuilding gross margin percentage	26.1%	22.7%	25.3%	22.4%

The following table presents the pre-tax income for the three and twelve months ended December 31, 2020 and 2019, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to Green Brick Partners, Inc.	$29,310	$15,920	$113,693	$58,656
Income tax expense attributable to Green Brick Partners, Inc.	7,656	4,959	25,010	19,712
Pre-tax income attributable to Green Brick Partners, Inc.	$36,966	$20,879	$138,703	$78,368

The following table presents the non-GAAP measure of net income attributable to Green Brick Partners, Inc. for the twelve months ended December 31, 2020 and 2019, divided by the average total Green Brick Partners, Inc. stockholder’s equity to calculate the Company’s return on average equity. The Company believes this non-GAAP financial measure is relevant in measuring the Company’s profitability in relation to stockholder’s equity and should only be used to supplement the Company’s GAAP results.

(Unaudited, in thousands):	Twelve Months Ended December 31,
	2020	2019
Net income attributable to Green Brick Partners, Inc.	$113,693	$58,656
Beginning total Green Brick Partners, Inc. stockholders’ equity	523,168	468,351
Ending total Green Brick Partners, Inc. stockholders’ equity	640,242	$523,168
Average total Green Brick Partners, Inc. stockholders’ equity	$581,705	$495,760
Net income attributable to Green Brick Partners, Inc. as a percentage of the average total Green Brick Partners, Inc. stockholders’ equity	19.5%	11.8%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns four homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, and Trophy Signature Homes), as well as a controlling interest in homebuilders in Atlanta, Georgia (The Providence Group), Port St. Lucie, Florida (GHO Homes), and Dallas, Texas (Centre Living Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title, Green Brick Mortgage, and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and the earnings call include statements regarding (i) the Company’s strategy for growth, the drivers of that growth, and the impact on the Company’s results, (ii) the Company's growth in closings, and the timing and significance of that growth. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in the Company’s business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic, (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of our buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19, or increases in the Company’s other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor, (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including an inability to expand our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to the Company please see the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755